UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 14, 2017

Graham Corporation

(Exact name of Registrant as specified in its charter)

Delaware	1-8462	16-1194720
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

20 Florence Avenue, Batavia, New York		14020
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (585) 343-2216

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 8.01	Other Events.

In the proxy statement of Graham Corporation (the “Company”) dated June 22, 2017, the Company disclosed that during fiscal year 2017, one director, Gerard T. Mazurkiewicz, failed to attend at least 75% of the aggregate of (1) the total number of meetings of the Company’s Board of Directors (the “Board”) and (2) the total number of meetings of all committees of the Board on which he served. This was the result of Mr. Mazurkiewicz being unable to attend a single day of Board and committee meetings due to illness, causing him to miss the Board meeting and the meetings of the Audit Committee and the Nominating & Corporate Governance Committee that were held on that day. Except for this absence on a single day of meetings, Mr. Mazurkiewicz attended 100% of the meetings of the Board and the committees on which he served during fiscal year 2017.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Graham Corporation

Date: July 14, 2017	By:	/s/ Jeffrey Glajch
Jeffrey Glajch
Vice President – Finance & Administration and
Chief Financial Officer